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                                                                     EXHIBIT 4.8

                 AMENDMENT TO TENANCY AGREEMENT (THE AGREEMENT)
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                              DATE 17TH APRIL, 2002
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DATE:

PARTIES: BETWEEN THE PARTIES MORE PARTICULARLY DESCRIBED AND SET OUT IN THE FIRST SCHEDULE ATTACHED WITH THE AGREEMENT.

LANDLORD:   WING SHING PRODUCTS COMPANY LIMITED
TENANT:     PENTALPHA HONG KONG LTD

            WHEREBY IT IS AGREED TO AMEND THE AGREEMENT AS FOLLOWS AND EFFECT THE AMENDED TERMS FROM 1ST OCTOBER, 2002;

            THE SECOND SCHEDULE ATTACHED TO THE AGREEMENT
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                  (DESCRIPTION OF THE SAID PREMISES)
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     Unit A&B 9-10/F., Kin Teck Industrial Building, 26 Wong Chuk Hang Road,
                               Aberdeen, Hong Kong
                           Aberdeen Inland Lot No. 347

                  THE THIRD SCHEDULE ATTACHED TO THE AGREEMENT

THE RENT OF HONG KONG DOLLARS SIXTY-SIX THOUSAND AND SIXTY (HKD66,060) PER CALENDAR MONTH EFFECTIVE FROM 1ST OCTOBER 2002.